Exhibit 4.4


                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT (the "Agreement") is made as of ____________ (the "Date of Grant") by and between Galileo International, Inc., a Delaware corporation (the "Company"), and __________________ (the "Optionee").


                  1.   Definitions.   Capitalized   terms  used  herein  without
definition shall have the meanings assigned to them in the Company's 1999 Equity and Performance Incentive Plan (the "Plan").

                  2. Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase _____________ Common Shares Stock (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be _____________ per share, subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

                  3. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Date of Grant.

                  4. Vesting of Option. Subject to the expiration or earlier termination of the Option, the Optioned Shares granted hereby shall become exercisable as follows:

         (i) after one (1) year from the Date of Grant, the Optionee may purchase up to ____________ percent (__%) of the Optioned Shares;

         (ii) after two (2) years from the Date of Grant, the Optionee may purchase up to ____________ percent (__%) of the Optioned Shares;

         (iii) after three (3) years from the Date of Grant, the Optionee may purchase up to ____________ percent (__%) of the Optioned Shares; and

         (iv) after four (4) years from the Date of Grant, the Optionee may purchase up to ___________ percent (__%) of the Optioned Shares.

To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him or her only upon the exercise of all or part of this Option.

                  5. Transferability of Option. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Option.

                  6. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Optioned Shares being exercised shall be tendered in full with the notice of exercise to the Company either (i) in cash or by check acceptable to the Company, (ii) by the tender to the Company of shares of Common Stock owned by the Optionee for at least 6 months and registered in the name of the Optionee having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the Market Value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the shares sufficient to pay the total Option Price, or (iv) by any combination of the payment methods specified in clauses (i) through (iii) hereof. Within ten (10) days thereafter, the Company shall direct the due issuance of the Optioned Shares so purchased.

                  7. Conditions and Limitations on Right to Exercise Option. Notwithstanding the provisions of Sections 3 and 4 hereof,

         (a) Except as otherwise provided in Section 7(b) hereof, this Option may not be exercised unless the Optionee is, at the time of exercise, an employee of the Company or a Subsidiary (as defined in the Plan) and has been employed by the Company or a Subsidiary continuously since the Date of Grant. If the Optionee returns to active employment with the Company or a Subsidiary after having been on an approved leave of absence from the Company or a Subsidiary, the Optionee shall be treated as if continuously employed during the period of such leave of absence. This Option may not, however, be exercised by the Optionee while on a leave of absence from active employment with the Company or a Subsidiary, unless such exercise is expressly approved in writing by the Board; and

         (b) (i) If the Optionee ceases to be employed by the Company or a Subsidiary (other than by reason of death, Disability (as defined below) or Retirement (as defined below)), the Option granted hereby, to the extent the Optionee was entitled to exercise it at the date of termination of employment, may be exercised at any time within three months after such termination but not after the date of termination of the Option. Any part of the Option not so exercised shall expire. Notwithstanding the foregoing, if Optionee's employment is terminated for Cause (as defined below), then this Option shall thereupon terminate and thereafter be unexercisable.


                  (ii) If the Optionee Retires after reaching age 65, all or any part of this Option which has not yet been exercised, whether otherwise eligible for immediate exercise by the terms of this Agreement or not, may be exercised at any time within six months after the Optionee's retirement but not after the date of expiration of the Option.

                   (iii) If the Optionee Retires after attaining age 55 but not age 65, the Board, in its sole discretion, may permit all or any part of this Option which has not yet been exercised, whether otherwise eligible for immediate exercise by the terms of this Agreement or not, to be exercised within six months after the Optionee's Retirement but not after the date of expiration of the Option.

                  (iv) If the Optionee's employment is terminated by reason of death or Disability, all or any part of this Option which has not yet been exercised, whether otherwise eligible for immediate exercise by the terms of this Agreement or not, may be exercised at any time within one year after such termination but not after the date of expiration of the option.

         As used in this Agreement, "Cause" means:

                  (1) The Optionee's failure to substantially perform his or her duties with the Company (other than any such failure resulting from the Optionee's Disability (as defined below) or at any time that Good Reason (as defined below) exists).

                  (2) The Optionee's willful conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of paragraphs (1) and (2), no act, or failure to act, on the part of the Optionee shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the Optionee's action or omission was in the best interest of the Company and its affiliates.

         As used in this Agreement, "Disability" means the permanent inability of the Optionee, as a result of accident or illness, to perform substantially all of the duties pertaining to such Optionee's occupation or employment for which the Optionee is suited by reason of previous training, education and experience, as determined by the Board. A determination made under any long-term disability benefit plan covering the Optionee that the Optionee is disabled for purposes of entitlement to benefits under that plan may be relied upon by the Board as sufficient evidence of Disability for purposes of the plan.

         As used in this Agreement, "Retirement" means the Optionee's termination of employment with the Company at the time the Optionee is eligible for retirement or early retirement as defined by (i) the then current Company-sponsored plan or scheme, or (ii) the country laws and practices, applicable at the time of such termination.

         As used in this Agreement, "Good Reason" means, without the Optionee's express written consent, the occurrence of any of the following circumstances, unless such circumstances are fully corrected within 30 days of Optionee's written notice to Galileo's Senior Vice President, Human Resources:

         (1) A significant diminution or adverse alteration in the Optionee's status or responsibilities from those in effect at the date hereof; provided that a change in the Optionee's title prior to any Change in Control, by itself, shall not constitute a diminution or adverse alteration for purposes of the foregoing;

         (2) A reduction in the Optionee's annual base salary as in effect at the date hereof or as the same may be increased from time to time;

         (3) The relocation of the principal execution offices of the Company or the affiliate where the Optionee is employed at the date hereof to a location more than 35 miles from such location, or the Optionee's being required to be based anywhere other than such offices, except for required business travel obligations; or

         (4) The failure (without the Optionee's consent) to pay any portion of the Optionee's current compensation.

The Optionee's continued employment shall not constitute consent to, or a wavier of rights with respect to, any circumstances constituting Good Reason hereunder.

         This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 4 and 8 hereof, on the date of termination of employment.

                 8. Acceleration of Option. Notwithstanding the provisions of
Section 4, the Option granted hereby shall become immediately exercisable in full in the event of (i) a Change of Control [to be included only in Non-Qualified Stock Option Agreements between the Company and its Chairman, President and Chief Executive Officer, or any one of its Senior Vice Presidents or other executive officers], (ii) the Optionee's Disability if the Optionee becomes Disabled while an employee of the Company, (iii) the death of the Optionee if such death occurs while the Optionee is employed by the Company, (iv) the Optionee's Retirement from the Company after attaining age 65, or (v) in the Board's sole discretion, the Optionee's Retirement after attaining age 55 but not age 65. Also notwithstanding the provisions of Section 4, the Board may determine, in its sole discretion, that the Option granted hereby shall become immediately exercisable in full in the event of (x) termination employment by the Company other than for Cause or (y) termination of employment by the Optionee for Good Reason.

                  9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Optionee.

                  10. Taxes and Withholding. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, the Optionee shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

                  11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

                  12. Adjustments. The Board shall make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

                  13. Available Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of Optioned Shares deliverable upon the exercise of this Option.

                  14. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

                  15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

                  16. Rights as a Stockholder. The Optionee shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to this Option until such shares are issued to the Optionee upon exercise of the Option.

                  17. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

                  18. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Option or its exercise.

                  19. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

                  20. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: ____________________ at Galileo International, Inc., 9700 West Higgins Road, Suite 400, Rosemont, Illinois 60018, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or Purolator, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.

                  21.  Governing  Law.  The  interpretation,   performance,  and
enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.


                           GALILEO INTERNATIONAL, INC.



                                      By:_____________________
                                      Its:____________________

            The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

                                     Optionee


                                     __________________________

 Date:  _______________